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                                 July 26, 1994

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  DIRECT DIAL NUMBER:
    (808) 523-2500

Bancorp Hawaii, Inc.
130 Merchant Street
Honolulu, Hawaii 96813

Gentlemen:

    Bancorp Hawaii, Inc. (the "Company") has filed a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement") covering shares of common stock of the Company to be purchased pursuant to the Bancorp Hawaii, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

    We have examined a copy of said Registration Statement. We have also examined the Restated Articles of Incorporation of the Company and such corporate records of the Company and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

    Based on the foregoing, we are of the opinion that the federal income tax consequences of participating in the Plan set forth under the heading "Federal Income Tax Consequences of Participation in the Plan" in the prospectus forming a part of the Registration Statement are as specified therein.

    We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement.

                                          Very truly yours,

                                          CARLSMITH BALL WICHMAN MURRAY
                                           CASE & ICHIKI

                                          By /s/ J. THOMAS VAN WINKLE

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                                             Its Partner

                                  EXHIBIT (8)